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                                                                  EXHIBIT 5.1

                   [Letterhead of The St. Paul Companies, Inc.]

                                                   May 4, 1995

St. Paul Capital L.L.C.
   385 Washington Street
      St. Paul, Minnesota 55102

The St. Paul Companies, Inc.
   385 Washington Street
      St. Paul, Minnesota 55102


Dear Sirs:

   In connection with the registration under the Securities Act of 1933 (the "Act") of (a) Convertible Monthly Income Preferred Securities representing preferred limited liability company interests (the "Preferred Securities") in St. Paul Capital L.L.C., a Delaware limited liability company ("St. Paul Capital"); (b) Convertible Subordinated Debentures (the "Subordinated Debentures") of The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"); (c) shares of Series C Cumulative Convertible Preferred Stock (the "Preferred Stock") of St. Paul initially issuable upon exchange for Subordinated Debentures; (d) Depositary Shares representing shares of the Preferred Stock (the "Depositary Shares"); (e) shares of Common Stock, without par value (the "Common Stock") of St. Paul initially issuable upon conversion of Subordinated Debentures or shares of Preferred Stock, as the case may be; (f) Stock Purchase Rights related to the shares of Common

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May 4, 1995
Page 2

Stock (the "Rights") to be issued pursuant to the Shareholders Protection Rights Agreement, dated as of December 4, 1989, as amended (the "Rights Agreement"), between St. Paul and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"); and (g) the guarantee by St. Paul, on a subordinated basis, of the payment of dividends, the redemption price and the liquidation preference on the Preferred Securities (the "Guarantee" and, collectively with the Preferred Securities, the Subordinated Debentures, the Preferred Stock, the Depositary Shares, the Common Stock and the Rights, the "Securities"), I, as General Counsel of St. Paul, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I advise you that, in my opinion:

      (1) St. Paul Capital has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

      (2) Upon issuance and payment as contemplated by the Limited Liability Company Agreement of St. Paul Capital, dated as of April 4, 1995 (the "L.L.C. Agreement"), the Preferred Securities will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited liability company interests in St. Paul Capital, as to which each person to be admitted by St. Paul Capital as a member of St. Paul Capital (other than St. Paul and St. Paul Capital Holdings, Inc., a Delaware corporation) (each, a "Preferred Member" and collectively, the "Preferred Members"), will have no liability solely by reason of being Preferred Members (in excess of their obligations to make payments provided for in the L.L.C. Agreement) and their share

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May 4, 1995
Page 3

   of St. Paul Capital's assets and undistributed profits (subject to the obligation of a Preferred Member to repay any funds wrongfully distributed to it).

      (3) When the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the Indenture relating to the Subordinated Debentures (the "Indenture") has been duly authorized, executed and delivered, the terms of the Subordinated Debentures and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon St. Paul and so as to comply with any retirement or restriction imposed by any court or governmental body having jurisdiction over St. Paul, and the Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Subordinated Debentures will constitute valid and legally binding obligations of St. Paul, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

      (4) When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of their issue and sale have been duly established in conformity with St. Paul's Restated Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon St. Paul and so as to comply with any requirement or restriction imposed by any court or governmental body having

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May 4, 1995
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   jurisdiction over St. Paul, and a certificate of designation with respect to the Preferred Stock substantially in the form filed as an exhibit to the Registration Statement (but amended to reflect the terms of the Preferred Stock) has been duly filed with the Secretary of State of the State of Minnesota, the shares of Preferred Stock, when duly issued upon exchange for Subordinated Debentures as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

      (5) When the Deposit Agreement (the "Deposit Agreement") relating to the Depositary Shares has been duly authorized, executed and delivered, and the Depositary Receipts (the "Depositary Receipts") evidencing the Depositary Shares have been duly executed and, if applicable, countersigned, and duly issued and delivered in accordance with the Deposit Agreement, the Depositary Shares evidenced by the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and in the Deposit Agreement.

      (6) When the Registration Statement has become effective under the Act, the terms of the issuance and sale of the Common Stock have been duly established in conformity with St. Paul's Restated Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon St. Paul and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over St. Paul, the shares of Common Stock, when duly issued upon conversion of the Subordinated Debentures or shares of Preferred Stock, as the case may be, as contemplated by the Registration

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May 4, 1995
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   Statement, will be validly issued, fully paid and nonassessable.

      (7) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the shares of Common Stock have been validly issued upon conversion of Subordinated Debentures or shares of Preferred Stock, as the case may be, as contemplated by the Registration Statement, the Rights attributable to the shares of Common Stock will be validly issued.

      (8) When the Registration Statement has become effective under the Act, the Guarantee Agreement (the "Guarantee Agreement") relating to the Guarantee has been duly authorized, executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon St. Paul and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over St. Paul, and the Preferred Securities entitled to the benefit of the Guarantee Agreement have been duly issued and sold as contemplated by the Registration Statement, the Guarantee will constitute a valid and legally binding obligation of St. Paul, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

   In connection with my opinion set forth in paragraph (7) above, I note that the question whether the Board of Directors of St. Paul might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

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May 4, 1995
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   The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of Minnesota and New York and the Limited Liability Company Act of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of the Limited Liability Company Act of the State of Delaware, I have relied upon the opinion, dated the date hereof, of Richards, Layton & Finger, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Richards, Layton & Finger.

   Also, I have relied as to certain matters on information obtained from public officials, officers of St. Paul Capital and St. Paul and other sources believed by me to be responsible, and I have assumed that the certificates for the Additional Common Stock, which also represent Additional Stock Purchase Rights, will conform to the specimen for the Additional Common Stock examined by me and will be duly Countersigned by a transfer agent and duly registered by a registrar of the Common Stock.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading "Validity of the Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,

                                       /s/ ANDREW I. DOUGLASS